XERIUM ANNOUNCES CLOSING OF SENIOR SECURED NOTES OFFERING AND REFINANCING TRANSACTION
YOUNGSVILLE, N.C.-- (BUSINESS WIRE)—August 9, 2016-- Xerium Technologies, Inc. (NYSE:XRM), a leading global provider of industrial consumable products and services, today announced the closing of its $480 million in aggregate principal amount of 9.500% Senior Secured Notes due 2021 (the "Notes"), which were sold at a price equal to 98.540% of their face value only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons pursuant to Regulation S under the Securities Act.
Xerium used the net proceeds from the offering, together with a borrowing of $3 million under its existing revolving credit facility, to repay all amounts outstanding under its existing term loan credit facility, to redeem all of its 8.875% Senior Notes due 2018 at a redemption price equal to 102.219% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of redemption, to pay fees and expenses relating to these transactions, and for working capital and other general corporate purposes. The maturity of most of Xerium’s debt was extended to 2021.

The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States or to any U.S. persons absent registration under the Securities Act, or pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Notes are being offered only to "qualified institutional buyers" under Rule 144A of the Securities Act or, outside the United States, to persons other than "U.S. persons" in compliance with Regulation S under the Securities Act.

This press release is issued pursuant to Rule 135c of the Securities Act, is for informational purposes only and shall not constitute an offer to sell nor the solicitation of an offer to buy the Notes or any other securities. The offering of the Notes will not be made to any person in any jurisdiction in which the offer, solicitation or sale is unlawful.

ABOUT XERIUM TECHNOLOGIES

Xerium Technologies, Inc. (NYSE:XRM) is a leading global provider of industrial consumable products and services. Xerium, which operates around the world under a variety of brand names, utilizes a broad portfolio of patented and proprietary technologies to provide customers with tailored solutions and products integral to production, all designed to optimize performance and reduce operational costs. With 30 manufacturing facilities in 13 countries around the world, Xerium has approximately 3,000 employees.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements. The words "will", "believe," "estimate," "expect," "intend," "anticipate," "goals," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Forward-looking statements are not guarantees of future performance, and actual results may vary materially from the results expressed or implied in such statements. Differences may result from actions taken by us, as well as from risks and uncertainties beyond our control. These risks and uncertainties include the risks and uncertainties discussed elsewhere in this press release, our Form 10-K for the year ended December 31, 2015 filed on March 14, 2016 and our other SEC filings. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this press release reflects our current views with respect to future events. Except as required by law, we assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise. We are subject to substantial risks and uncertainties related to current economic conditions, and we encourage investors to refer to our SEC filings for additional information.

Source: Xerium Technologies, Inc.

Xerium Technologies, Inc.
Clifford Pietrafitta
919-526-1403
Cliff.Pietrafitta@xerium.com